UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Spirit Realty Capital, Inc.	Emerging growth company ☐

Spirit Realty, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spirit Realty Capital, Inc.	☐

Spirit Realty, L.P.	☐

This Current Report on Form 8-K is filed by Spirit Realty Capital, Inc., a Maryland corporation (the “Company”, “we”, “our” and “us”), and Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the matters described herein. The Company is the sole member of Spirit General OP Holdings, LLC, the sole general partner of the Operating Partnership, as well as the special limited partner of the Operating Partnership.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2017, the board of directors (the “Board”) of the Company took the following actions concerning the executive officers of the Company and the Board:

•	Jackson Hsieh, President and Chief Operating Officer, was named Chief Executive Officer and President, and has been appointed to the Board, effective as of May 8, 2017. No changes have been made to Mr. Hsieh’s compensation package at this time.

•	Richard I. Gilchrist, formerly Lead Independent Director of the Board, has been appointed as Chairman of the Board, effective as of May 8, 2017.

•	Thomas H. Nolan, Jr., Chief Executive Officer, will depart from the Company, effective as of May 8, 2017, and concurrently resign from the Board. The Company anticipates that Mr. Nolan will be eligible to receive severance payments and benefits in accordance with the terms of his existing employment agreement and equity award agreements with the Company, subject in certain cases to his timely execution and non-revocation of a general release of claims against the Company. Mr. Nolan’s severance payments and benefits will include: (i) cash severance totaling approximately $3.886 million; (ii) eligibility to receive a pro-rated 2017 bonus (based on actual achievement of performance goals); (iii) accelerated vesting of 736,276 restricted shares and performance shares; (iv) a cash payment equal to approximately $402,051, payable with respect to dividend equivalent rights granted in tandem with Mr. Nolan’s outstanding performance shares; and (v) Company-subsidized healthcare coverage for up to 36 months.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Exchange Act regardless of any general incorporation language in such filing.

On May 8, 2017, we issued a press release regarding actions concerning the executive officers and the Board of the Company. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01. Other Events.

Operating Committee of the Board of Directors

The Board has formed an Operating Committee to be comprised of independent directors Nicholas P. Shepherd (as chair) and Kevin M. Charlton to work closely with Mr. Hsieh and members of his senior team. The Operating Committee has the authority to retain advisors.

Rescheduling of Annual Meeting of Stockholders

The Board has determined to reschedule the Annual Meeting of Stockholders, originally scheduled for May 11, 2017, until a later date, currently expected to be by the end of June 2017. The Company will reschedule the Annual Meeting of Stockholders in order to circulate revised proxy materials reflecting the management changes described under Item 5.02. In due course, the Company will submit a revised proxy statement to the stockholders, including a notice setting forth the date, time and location of the rescheduled Annual Meeting of Stockholders. The record date for holders entitled to vote at the Annual Meeting of Stockholders of the close of business on March 17, 2017 will remain unchanged.

Forward-Looking and Cautionary Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, including the risks discussed in the Company’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued May 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date May 8, 2017

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary

Spirit Realty, L.P. By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ JAY YOUNG
Jay Young
Manager

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued May 8, 2017.